UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 14, 2008

Teton Energy Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31679	84-1482290
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

410 17th Street - Suite 1850, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-565-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a),(b),(c),(e)and(f) Not applicable.

(d) On July 14, 2008, at a meeting of the Board of Directors of Teton Energy Corporation ("Teton" or the "Company"), Dominic J. Bazile, II, the Company's current Executive Vice President and Chief Operating Officer, was appointed to Teton's Board of Directors. Mr. Bazile will serve until standing for election at the annual meeting of the Company's shareholders to be held in May of 2009. In accordance with the corporate governance rules of the American Stock Exchange, the Company's Board has determined that Mr. Bazile is not independent as a result of his current employ with the Company, and thus was not appointed to serve on any Board committees.

Mr. Bazile has served as Executive Vice President and Chief Operating Officer of the Company since February 1, 2007. From February 2002 to August 2006, Mr. Bazile served as Senior Vice President, Operations & Engineering for Bill Barrett Corporation in Denver, Colorado. From 1996 to 2002, Mr. Bazile was Drilling Manager for Barrett Resources Corporation. Prior to 1996, Mr. Bazile served in a variety of positions for Plains Petroleum Operating Company in Midland, Texas and Gulf Oil Corporation/Chevron USA.

No arrangements or understandings exist between Mr. Bazile and any other person pursuant to which he was selected as a director. Mr. Bazile will not receive any additional compensation for his service on the Board of Directors.

The Company announced Mr. Bazile's appointment by press release on July 15, 2008, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated July 15, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teton Energy Corporation

July 16, 2008	By:	/s/ Lonnie R. Brock

Name: Lonnie R. Brock
Title: Executive Vice President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 15, 2008.